                                                               EXHIBIT 10(c)(ii)


                              MANAGEMENT AGREEMENT

                  THIS AGREEMENT is made as of the 25th day of March, 2002 by and between Digi International Inc., a Delaware corporation, with its principal executive office in Minnetonka, Minnesota ("Company") and Douglas J. Glader, a resident of California (the "Executive").

                  WHEREAS, the Executive is employed as Executive Vice President of the Company and General Manager of MiLAN Technology, a division of the Company ("MiLAN"); and

                  WHEREAS, the Executive and the Company are parties to an Employment Agreement dated February 6, 1995, as amended (the "Employment Agreement"); and

                  WHEREAS, the Company recognizes that the possibility of a Sale of Business of MiLAN may occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of the Executive in the performance of the Executive's duties to the detriment of the Company and its shareholders; and

                  WHEREAS, it is desirable and in the best interests of the Company and its shareholders to provide inducement to Executive to remain in the service of the Company in the event of a Sale of Business of MiLAN without regard to the possibility that Executive's employment may be terminated in connection with such Sale of Business; and

                  WHEREAS, the Executive and the Company have agreed to compensation for Executive in the event of a Sale of Business of MiLAN, in accordance with the terms and conditions of this Agreement;

                  THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                  1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until a "Sale of Business" (as hereinafter defined) of MiLAN; provided, however, that if a Sale of Business occurs as the result of a sale of substantially all, but not all, the assets of MiLAN, then this Agreement shall continue in effect with respect to any subsequent sale during Executive's active employment with the Company of the remaining portion of MiLAN as a going concern (the "Term"), and such subsequent sale shall be considered part of the same Sale of Business. Except as set forth in Section 2(b) of this Agreement, nothing stated herein shall limit the right of the Executive or the Company to terminate the employment of the Executive with the Company at any time prior to, at, or after the expiration of the Term of this Agreement, with or without cause and for any reason whatsoever, subject to the right of the Executive to receive any payment and other benefits that may be due pursuant to the terms and conditions of Section 4 of this Agreement or of the Employment Agreement, as applicable.

                  2. Sale of Business. No amounts shall be payable hereunder unless a Sale of Business of MiLAN, as set forth below, shall occur.

                           (a) For purposes of this Agreement, a "Sale of
                  Business" of MiLAN shall be deemed to occur upon the sale or other disposition of all or substantially all of the assets of MiLAN (in one transaction or a series of transactions). Notwithstanding the foregoing, no Sale of Business shall be deemed to have occurred (i) if a majority of the voting stock (or the voting equity interest) of any corporation (or other entity) acquiring all or substantially all of the assets of MiLAN is, immediately following the disposition of assets, beneficially owned by the Executive or a group of persons, including the Executive, acting in concert, or (ii) as a result of a reorganization in which all or substantially all of the assets of MiLAN are owned by an entity that is wholly owned or majority owned, directly or indirectly, by the Company.

                           (b) The Executive agrees that in the event of a Sale
                  of Business of MiLAN during the Term, the Executive, if employed by the Company immediately prior to such a Sale of Business, will remain as an employee of the Company and will make himself available to provide services to any buyer of the assets of MiLAN for a period of time, if any, agreed upon by the Company and such buyer, not to exceed 60 days after the occurrence of such a Sale of Business of MiLAN (such period referred to as the "Transition Period").

                           (c) If Executive and the Company are unable to reach
                  agreement on the terms and conditions of continued employment of Executive with the Company, then the Company will terminate Executive's active employment upon completion of any Transition Period, subject to any right of continued employment during a Severance Period pursuant to Section 4 hereof.

                  3. Incentive Compensation for Sale of Business. If a Sale of Business of MiLAN occurs and (i) Executive is employed by the Company immediately prior to such Sale of Business or (ii) Executive's employment was terminated by the Company without "cause" (as defined in the Employment Agreement) within one (1) year prior to such Sale of Business, the Company will pay Executive incentive compensation calculated as a percentage of the purchase price received by the Company as a result of such Sale of Business, in accordance with the attached Exhibit A. Any incentive compensation payable to Executive under this Section 3 shall be due and payable to Executive only when, as and if the Company receives the purchase payment (or payments) for such Sale of Business. The Company and Executive agree that the Housing Normalization Payments (as defined and provided in the


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




Employment Agreement) shall continue to be paid by the Company during Executive's employment until May 31, 2002, after which time the Company's obligation to make such Housing Normalization Payments shall cease.

                  4.       Termination Following Sale of Business.

                           (a) If a Sale of Business of MiLAN occurs and (i)
                  Executive is employed by the Company immediately prior to such Sale of Business and for the duration of any Transition Period, (ii) the Company terminates Executive's active employment at or after completion of any Transition Period for reasons other than for "cause" (as defined in the Employment Agreement), and (iii) Executive does not accept in his sole discretion employment after the Transition Period with any buyer of the assets of MiLAN, then Executive shall be entitled to the following payments and other benefits:

                                    (i) the Company shall continue to employ
                           Executive and to pay to the Executive an amount equal to Executive's base salary, which shall not be less than Executive's base salary on the date hereof, for a period of one year after any Transition Period, in accordance with the Company's normal payroll practices (the "Severance Period");

                                    (ii) the Company shall pay the Executive an
                           amount equal to the annual cash bonus award Executive would have earned for the fiscal year in which the Sale of Business occurs, based on the average percentage achievement levels of other senior managers of the Company, such payment to be made in the same manner and at the same time as other senior managers of the Company receive their annual cash bonus awards; provided, however, that the cash bonus award payable to Executive under this subsection shall be prorated based on the number of calendar days that Executive was actively employed by the Company during the fiscal year in which the Sale of Business occurs (not including as active employment any days that Executive is employed by the Company during the Severance Period); and

                                    (iii) the Company shall continue to allow
                           Executive to participate in the Company's group insurance and retirement benefit plans during the Severance Period, in accordance with the terms and conditions of such plans as then in effect.

                           (b) During the Severance Period, Executive will
                  continue to be an employee of the Company (including without limitation for purposes of the Company's stock option plan) and shall assist the Company with transition matters as reasonably requested. The salary continuation and other benefits


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                  payable during the Severance Period pursuant to Section 4(a)
                  shall be in lieu of, and not in addition to, any severance pay or benefits that the Executive may be entitled to receive from the Company under the Employment Agreement or any other policy or agreement of the Company. Executive shall not be entitled to receive bonus, Housing Normalization Payments, or any other compensation or benefits from the Company during the Severance Period except as expressly provided in Section 3 or Section 4(a).

                           (c) If Executive's employment has not been earlier
                  terminated by the Company for "cause" (as defined in the Employment Agreement), upon completion of the Severance Period the Company will terminate Executive's employment with the Company without cause and without additional obligation to Executive for severance pay or other compensation (other than any acceleration of vesting of stock options of the Executive to which Executive is entitled pursuant to the terms of any written stock option agreement between Executive and the Company).

                           (d) If Executive in his sole discretion accepts
                  employment with any buyer of the assets of MiLAN after the Transition Period, then Executive's employment with the Company shall end effective the last day of the Transition Period. Thereafter and for a period of six (6) months after the Transition Period (the "Consulting Period"), Executive will become a consultant to the Company and will make himself available to provide consulting services to the Company up to a maximum of two (2) hours in any calendar month. The Company will compensate Executive during the Consulting Period at the rate of $200 per month. During the Consulting Period, Executive shall be an independent contractor of the Company and shall not be eligible for any employee benefits or programs of the Company, except for his continued participation in the Digi International Inc. Stock Option Plan and Digi International Inc. 2000 Omnibus Stock Plan in accordance with the terms of those plans and as set forth in
                  Section 6 of this Agreement.

                  5. Repayment of Loan and Right of Offset. In the event that the full amount of any loans from the Company to Executive has not been repaid by Executive as of the Sale of Business of MiLAN, then the Company may offset the loan balance from any amounts payable to Executive under Section 3 or
Section 4(a).

                  6. Stock Options. The Company agrees with Executive (i) that Executive will continue to be an eligible participant in the Digi International Inc. Stock Option Plan and Digi International Inc. 2000 Omnibus Stock Plan, during any Transition Period, Severance Period and/or Consulting Period, and that his unvested options will continue to vest during any Transition Period, Severance Period and/or Consulting Period, and (ii) that any options that are vested as of the end of the Severance Period or Consulting Period, as applicable, would continue to be exercisable for a three (3) month period thereafter, provided that in no



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event shall any option be exercisable more than ten (10) years from its date of grant. The Company agrees with Executive that any unvested stock options issued to Executive that vest by their terms upon a Sale of Business would so vest.

                  7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage pre-paid, addressed to the last known residence address of the Executive or in the case of the Company, to its principal executive office to the attention of the Chief Executive Officer, with a copy to the Chief Financial Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  8. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Executive and Executive's heirs and legal representatives, and on the Company and its successors and assigns. No rights or obligations of the Executive or the Company hereunder may be assigned, pledged, disposed of or transferred by such party to any other person or entity without the prior written consent of the other party.

                  9. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Minnesota.

                  10. Entire Agreement. This Agreement constitutes the entire agreement between Executive and the Company regarding the subject matters contained herein and supersedes all prior agreements relating to such subject matters.

                  11. Amendments and Waivers. No provision hereof may be altered, amended, modified, waived or discharged in any way whatsoever except by written agreement executed by both parties. No delay or failure of either party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall constitute a waiver or a relinquishment of such rights or remedies or any other rights or remedies hereunder.

                  12. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

DIGI INTERNATIONAL INC.                       EXECUTIVE



By /s/ Subramanian Krishnan                   /s/ Douglas J. Glader
   ----------------------------------         ----------------------------------
  Its Senior Vice President and CFO           DOUGLAS J. GLADER
      -------------------------------

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
                                    EXHIBIT A
                             TO MANAGEMENT AGREEMENT

                             INCENTIVE COMPENSATION

Incentive compensation pursuant to Section 3 of the Agreement shall be determined by the following matrix:

---------------------------------------------------- -----------------------------------
      INCENTIVE COMPENSATION AS                                SALE OF BUSINESS
 PERCENTAGE OF SALE OF BUSINESS VALUE                              VALUE
---------------------------------------------------- -----------------------------------
---------------------------------------------------- -----------------------------------
                         2%                                  $5,000,000 or less
---------------------------------------------------- -----------------------------------
           $100,000 plus 5% of the Value                  $5,000,000 to $7,499,999
         between $5,000,000 and $7,500,000
---------------------------------------------------- -----------------------------------
                         3%                                      $7,500,000
---------------------------------------------------- -----------------------------------
           $225,000 plus 7% of the Value                  $7,500,000 to $9,999,999
         between $7,500,000 and $10,000,000
---------------------------------------------------- -----------------------------------
                        4.5%                                $10,000,000 or more
---------------------------------------------------- -----------------------------------

---------------------------------------------------- -----------------------------------

"Sale of Business Value" shall mean the total fair market value of all cash, equity securities, property, debt or other obligations and any other form of consideration paid directly or indirectly (including, in the case of an acquisition of assets, the current value of any long-term liabilities assumed, directly or indirectly, by any acquiring party in connection with the Sale of Business) by any acquiring party to the Company in connection with the Sale of Business of MiLAN. If such Sale of Business occurs in a series of transactions, the Sale of Business Value shall be the aggregate fair market value of the consideration for each transaction, and the incentive compensation payable on later transactions comprising the Sale of Business shall be incremental based on the Sale of Business Value.

The fair market value, in the case of publicly traded equity securities, shall be based on the last closing sale price in the primary public market for such securities on the last trading day prior to the date the acquisition is first publicly announced. The Sale of Business Value shall be calculated without deducting any of the Company's transaction expenses, including without limitation, any brokerage fees, any fees and expenses of attorneys, accountants or other advisors.